UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2021 (January 29, 2021)

DISH NETWORK CORPORATION

(Exact name of registrant as specified in its charter)

001-39144
(Commission File Number)

Nevada	88-0336997
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9601 South Meridian Boulevard
Englewood, Colorado	80112
(Address of principal executive offices)	(Zip code)

(303) 723-1000
(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.01 par value	DISH	The Nasdaq Stock Market L.L.C.

DISH DBS CORPORATION

(Exact name of registrant as specified in its charter)

333-31929
(Commission File Number)

Colorado	84-1328967
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9601 South Meridian Boulevard
Englewood, Colorado	80112
(Address of principal executive offices)	(Zip code)

(303) 723-1000
(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers .

On January 29, 2021, Mr. James S. Allen was hired as Senior Vice President and Chief Accounting Officer of DISH Network Corporation and DISH DBS Corporation.

Mr. Allen, age 54, was previously a Managing Director at Opportune LLP, an advisory firm specializing in the energy industry, since July 2017. Prior to that, he served as an independent consultant since October 2016. From June 2012 to October 2016, Mr. Allen served as Senior Vice President of Finance and Treasurer of Neo Performance Materials (formerly Molycorp, Inc.). Mr. Allen also held various other financial and accounting positions at Molycorp, Inc. from 2009 to 2012 and held positions of increasing responsibilities, including audit partner, at KPMG LLP, a public accounting firm, from 2002 to 2009. A certified public accountant licensed in Colorado, Mr. Allen received his B.S. degree in business administration - accounting from Colorado State University in 1989.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

DISH NETWORK CORPORATION DISH DBS CORPORATION
Date: February 4, 2021	By:	/s/ Timothy A. Messner
Timothy A. Messner Executive Vice President and General Counsel